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                                                                     EXHIBIT 2.2
                                                                     -----------

OMITTED EXHIBITS AND SCHEDULES TO THE STOCK PURCHASE AGREEMENT AMONG GREG S. FENNELL, JAMES E. OLSEN, OLSEN FENNELL SEEDS, INC. AND AGRIBIOTECH, INC.


Exhibits            Description
- --------            -----------

Exhibit 3(a)(i)     Form of Lock-Up Agreement
Exhibit 3(a)(ii)    Form of Guaranty Agreement
Exhibit 3(a)(iii)   Form of Trust Deed
Exhibit 3(e)        Form of Employment and Non-Competition Agreement
Exhibit 3(f)        Form of Stock Option Agreement
Exhibit 4(g)        Financial Statements
Exhibit 4(k)        Leases of Real Property
Exhibit 9(g)        Opinion of Counsel to Sellers and the Corporation
Exhibit 10(d)       Opinion of Counsel to Buyer

Schedules
- ---------

Schedule 4(b)(i)    Consents of Other Persons
Schedule 4(b)(ii)   Interest in Other Entities
Schedule 4(c)(i)    Legal Proceedings, Seller and/or Corporation as Party
Schedule 4(c)(ii)   Complaints, Claims, etc. from Customers, Purchasers, etc.
Schedule 4(c)(iii)  Claims Related to Products or Services
Schedule 4(d)       Encumbrances
Schedule 4(e)       Trademarks, Trade Names
Schedule 4(f)       Patents, PVPA Certificates, etc.
Schedule 4(h)       Material Adverse Changes
Schedule 4(k)       Real Property Owned or Leased; Personal Property Leased
Schedule 4(l)       Material Contracts
Schedule 4(p)       Pension & Profit Sharing Plan
Schedule 4(q)       Insurance Policies
Schedule 4(r)       Rights of Third Parties
Schedule 4(s)       Powers of Attorney
Schedule 4(w)       Compensation Plans
Schedule 4(x)       Governmental Licenses
Schedule 4(aa)      Guarantees by Sellers of Obligations of the Corporation
Schedule 4(bb)      Benefits


Registrant will furnish to the Securities and Exchange Commission a copy of any Exhibit or Schedule listed above upon request.